EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                        Quarter Ended
                                                        Sep. 30, 1998
                                                        -------------

1.    Net income                                             $ 82,000
                                                             ========

2.    Weighted average common shares outstanding              555,323
                                                             ========

3.    Basic earnings per share                               $   0.15
                                                             ========